Exhibit 3.4

BY-LAWS

OF

UNIT DRILLING COMPANY

an Oklahoma Corporation

ARTICLE I

STOCKHOLDERS’ MEETINGS

Section 1. Meetings of Shareholders. Meetings of shareholders for any purpose may be held at such time and place, within or without the State of Oklahoma, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. The annual meeting of stockholders shall be held on the second Wednesday of the sixth month after the conclusion of the fiscal year, at such hour as may be designated by the Board of Directors. If the date is a legal holiday, then the meeting shall be held on the next succeeding business day. The purpose of the meeting shall be to elect directors. Any business may be transacted at the annual meeting, except as otherwise provided by law or by these By-laws.

Section 3. Place. The annual meeting of stockholders may be held at any place within or without the State of Oklahoma designated by the Board of Directors. Special meetings of stockholders may be held at any place within or without the State of Oklahoma designated by the Chairman of the Board, if he shall call the meeting, or by the Board of Directors, if they shall call the meeting. Any meeting may be held at any place within or without the State of Oklahoma designated in a waiver of notice of such meeting signed by all stockholders. Meeting of Stockholders shall be held at the principal office of the corporation unless another place is designated for meetings in the manner provided herein.

Section 4. List of Stockholders. A complete list of stockholders entitled to vote at each stockholders’ meeting, arranged in alphabetical order, with the address of and showing the number of shares held by each, shall be prepared by the Secretary and filed at the registered office of the corporation, and shall be subject to inspection by any stockholder during usual business hours for a period of ten (10) days prior to such meeting and shall be produced at such meeting and at all times during such meeting shall be subject to inspection by any stockholder.

Section 5. Notice. Written or printed notice stating the place, day and hour of each meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail to each stockholder of record entitled to vote at such meeting.

Section 6. Special Meetings. A special meeting of stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 7. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice.

Section 8. Quorum. The holders of at least a majority of the outstanding stock entitled to vote thereat and present in person or by proxy, shall constitute a quorum, or as shall be specified in any of the charter documents of the corporation specifying voting rights. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the act of a majority of the stockholders at any meeting at which a quorum is present shall be the act of the stockholders’ meeting. The stockholders present at any meeting, though less than a quorum, may adjourn the meeting and any business may be transacted at the adjournment that could be transacted at the original meeting. No notices of adjournment other than the announcement at the meeting, need be given.

Section 9. Proxies. At all meetings of stockholders, a stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months

Section 10. Voting of Shares. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a difference vote is required, in which case such express provision shall govern and control the decision of such question.

Section 11. Memorandum of Action. Any action required to or which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action by the shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

Section 12. Officers. The Chairman of the Board shall preside at and the Secretary shall keep the records of each meeting of stockholders, and in the absence of either such officer, his duties shall be performed by some person appointed at the meeting.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number and Term of Office. The business and property of the corporation shall be managed and controlled by the Board of Directors, and subject to the restrictions imposed by law, by the Articles of Incorporation, or by these By-laws, they may exercise all powers of the corporation.

The initial Board of Directors shall consist of three (3) directors, but the number of directors may be increased or decreased by the Board of Directors (provided such decrease does not shorten the term of any incumbent director) from time to time, provided that the number of directors shall never be less than three (3).

Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Directors need not be stockholders or residents of Oklahoma. Any director may be removed, for cause or without cause, and his replacement, if any, elected by a majority vote of the stockholders entitled to vote for the election of such director at any annual or special meeting of the stockholders.

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. In case of any increase in the number of directors the additional directors shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders.

Section 2. Meeting of Directors. The directors may hold their meetings, both regular and special, and may have an office and keep the books of the corporation, except as otherwise provided by statute, in such place or places in the State of Oklahoma, or outside the State of Oklahoma as the Board of Directors may from time to time determine.

Section 3. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, and no notice of such meeting shall be necessary.

Section 4. Election of Officers. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the corporation.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated, from time to time, by resolution of the Board of Directors. Notice of such regular meetings shall not be required. Such meetings may be conducted by use of long distance conference calls.

Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by a majority of the directors at the time being in office.

Section 7. Notice. The Secretary shall give notice of each special meeting in person, or by mail or telegraph at least three (3) days before the meeting, to each director. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified at the notice or waiver of notice of such meeting.

At any such meeting at which every director shall be present, even though without any notice, any business may be transacted.

Section 8. Quorum. A majority of the directors fixed by these By-laws shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors, there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by the Certificate of Incorporation or by these By-laws. However, if the Board of Directors consists of only three members, all three members of the Board shall constitute a quorum.

Section 9. Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine.

At all meetings of the board of Directors, the Chairman of the Board shall preside as Chairman, and in the absence of the Chairman of the Board, a Chairman shall be chosen by the Board from among the directors present.

The Secretary of the Company shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as Secretary of the meeting. If the Secretary is not present at the meeting, the Chairman of the Board may appoint a member of the Board to act as Secretary of that particular meeting.

Section 10. Compensation. Directors as such shall not receive any stated salary for their service, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at such regular or special meetings of the Board; provided that nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity or receiving compensation therefor.

Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a director who voted in favor of such action.

Section 12. Committees. The Board of Directors may, by resolution, passed by a majority of the whole Board, designate one or more committees, each committee to consist of one (1) or more of the directors of the corporation, which to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 13. Telephonic Meetings. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 14. Memorandum of Action. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

ARTICLE III

OFFICERS

Section 1. Number, Titles and Term of Office. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office, except that the President shall not hold the office of Secretary. None of the officers need be a director.

Section 2. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgement the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Vacancies. A vacancy in the office of any officer may be filled by vote of a majority of the directors for the unexpired portion of the term.

Section 4. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; he may agree upon and execute all division and transfer orders, bonds, contracts and other obligations in the name of the corporation; he may sign all certificates for shares of capital stock of the corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5. Powers and Duties of the President. The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the stockholders and of the Board of Directors when the Chairman of the Board is absent or does not preside at said meetings. The President shall have such general and active management of the business of the corporation and shall have the powers and duties as generally pertain to his office, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

Section 6. Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors and shall exercise the powers of the President during that officer’s absence or inability to act. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

Section 7. Treasurer. The Treasurer shall have custody of all the funds and securities of the corporation which come into his hands. When necessary or proper, he may endorse, on behalf of the corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors; he may sign all receipts and vouchers for payments made to the corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter or cause to be entered regularly in the books of the corporation to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out on account of the corporation; he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

Section 8. Assistant Treasurer. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

Section 9. Secretary. The Secretary shall keep the minutes of all meetings of the stockholder and Board of Directors, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may sign with the President in the name of the corporation, all contracts of the corporation and affix the seal of the corporation thereto; he may sign with the Chairman of the Board or the President all certificates for shares of the capital stock of the corporation; he shall have charge of the certificate books, transfer books, and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the inspection of any director upon application at the office of the corporation during business hours, and he shall in general perform all duties incident to the office of Secretary subject to the control of the Board of Directors.

Section 10. Assistant Secretaries. Each Assistance Secretary, if any, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors or the Secretary. The Assistant Secretary shall exercise the powers of the Secretary during that officer’s absence or inability to act.

ARTICLE IV

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Indemnification.

(a) The corporation shall indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was the director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement actually and a reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or a defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

(h) For purposes of this Section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) Notwithstanding the foregoing, the rights of indemnification shall be deemed to extend to the fullest limits allowed by the Oklahoma General Corporation Act of the State of Oklahoma, in its current form or as hereinafter amended, or any successor law.

Section 2. General. The foregoing rights shall not be exclusive of other rights to which any director or officer may otherwise be entitled, and in the event of his death, shall extend to his legal representatives. The foregoing rights shall be available whether or not the director or officer continues to be a director or officer at the time of incurring or becoming subject to such loss, expenses, costs and counsel fees, and whether or not the claim asserted against him is a matter which antedates the adoption of this Article IV.

ARTICLE V

CAPITAL STOCK

Section 1. Certificates of Shares. The certificates for shares of the capital stock of the corporation shall be in such form as shall be approved by the Board of Directors and, if more than one class of capital stock of the corporation shall be authorized, shall set forth a statement as to the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued. The certificates shall be signed by the Chairman of the Board, President or a Vice President, and also by the Secretary or an Assistant Secretary and may be sealed by the seal of this corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation, the signatures of such Chairman of the Board, President or Vice President and Secretary or Assistant Secretary, may be facsimiles. They shall be consecutively numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holder’s name and the number of shares.

Section 2. Transfer of Shares. The shares of stock of the corporation shall be transferable only on the books of the corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares.

Section 3. Closing of Transfer Books. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, such books shall be closed for a least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty (50) days, and in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

Section 4. Regulation. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the corporation.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1. Offices. The registered office of the corporation required by the Oklahoma General Corporation Act of the State of Oklahoma shall be maintained in the State of Oklahoma, but the Board of Directors may, from time to time, designate the principal office and place of business of the corporation, which may be out of the State of Oklahoma.

Section 2. Fiscal Year. The fiscal year of the corporation shall be such as the Board of Directors shall, by resolution, establish.

Section 3. Seal. The seal of the corporation shall be such as from time to time may be approved by the Board of Directors.

Section 4. Notice and Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of these By-laws, said notice shall be deemed to be sufficient if given by depositing the same in a post office in a sealed postpaid wrapper addressed to the persons entitled thereto at his post office address, as it appears on the books of the corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 5. Resignation. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 6. Interested Directors: Quorum

(a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are know to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE VII

AMENDMENTS

These By-laws may be altered, amended, or repealed by the affirmative vote of the holders of a majority of the outstanding stock at any annual meeting, or at any special meeting if notice of the proposed amendment be contained in the notice of said special meeting, or by the affirmative vote of a majority of the full Board of Directors at any regular or special meeting, provided notice of said proposed amendment be contained in the notice of the meeting.

Executed by the members of the Board of Directors this 6th day of January, 1988.

/s/ King P. Kirchner
King P. Kirchner
/s/ John G. Nikkel
John G. Nikkel
/s/ O. Earle Lamborn
O. Earle Lamborn

AMENDMENT #1 TO ARTICLE II

OF THE

BY-LAWS OF UNIT DRILLING COMPANY

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number and Term of Office. The business and property of the corporation shall be managed and controlled by the Board of Directors, and subject to the restrictions imposed by law, by the Articles of Incorporation, or by these By-laws, they may exercise all powers of the corporation.

The initial Board of Directors shall consist of three (3) directors, but the number of directors may be increased or decreased by the Board of Directors (provided such decrease does not shorten the term of any incumbent director) from time to time, provided that the number of directors shall never be less than two (2).